BAGELL, JOSEPHS, LEVINE
& COMPANY
Certified Public Accountants                                                                                                                                                                                                          406 Lippincott Drive
                                                                                                              Suite J
Visit us on the web at: www.bjlcpas.com                                                                                                                                 Marlton, New Jersey 08053
                                                                                                                                                                                                                                                              P: 856-355-5900
                                                                                      F: 856-396-0022

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 2009, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Bagell, Josephs, Levine and Company, L.L.C
Bagell, Josephs, Levine and Company, L.L.C
Marlton, NJ, 08053

May 29, 2009